EXHIBIT 10.2

SHARE TRANSFER AGREEMENT

This SHARE TRANSFER AGREEMENT (this “Agreement”) is made and entered into this July 23, 2012, by and among the Transferors and the Transferees whose information is set forth in the attached Schedule A.

RECITALS:

WHEREAS, Transferors are shareholders of the shares of common stock of China Liaoning Dingxu Ecological Agriculture Development, Inc. (“CLAD”), a Nevada corporation, and

WHEREAS, Transferors decide to transfer all their shares of common stock of CLAD to Transferees for the consideration described herein;

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the agreements set forth herein, Transferors and Transferees agree as follows:

ARTICLE I

SHARE TRANSFER

Section 1.01.  The Share Transfer.  Subject to the terms and conditions of this Agreement, Transferors agree to assign, transfer and deliver to Transferees 6,000,000 shares of common stock of CLAD (the “CLAD Shares”) pursuant to the attached Schedule A.

Section 1.02.  Execution and Closing.  The Share Transfer as defined in Section 1.01 of this Agreement shall take place at such other time and place as Transferors and Transferees mutually agree upon, orally or in writing (which time and place is designated as the “Closing”).  Transferors shall deliver to Transferees certificate or certificates representing the CLAD Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01.  Representations and Warranties of Transferee.  Each Transferee represents and warrants to each Transferor as follows:

(a)           Each Transferee has all power and authority to execute, deliver and perform this Agreement.

(b)           This Agreement is the valid and binding obligation of each Transferee, enforceable against each Transferee in accordance with its terms.

(c)           The CLAD Shares will be acquired for investment for the account of each Transferee. In connection therewith, each Transferee confirms that he or she is neither a U.S Person, as such term is defined in Rule 902(k) of Regulation S, nor located within the United States, and that the transaction will be between non-U.S. Persons, and take place outside of the United States.  Each Transferee further confirms that he or she is not acquiring the securities for the account or benefit of any U.S. person.

(d)           Each Transferee has never been contacted concerning the acquired CLAD Shares or the matters set forth in this Agreement by means of any advertisement or other general solicitation.

(e)           Each Transferee understands that (i) the CLAD Shares have not been registered under either the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state by reason of specific exemptions there from and that such securities may be resold in the United States without registration under the Securities Act only in certain limited circumstances.

(f)           Each Transferee has access to information relating to CLAD as Each Transferee deem necessary to make an informed decision in connection with the CLAD Shares, and except as provided in Section 2.02 below, Each Transferor is making no representations and warranties concerning the CLAD Shares or the business of CLAD

(g)           Each Transferee understands that Regulation S promulgated under the Securities Act, is available only for offers and sales of securities outside the United States, and will comply with Regulation S.

(h)           Legends.  Each Transferee acknowledges that the CLAD Shares he or she acquired are Restricted Stock that have not been registered and will bear the restrictive legend.

(i)           Each Transferee acknowledges that he or she is aware of the respective obligations under the Securities Exchange Act of 1934 (the “1934 Act”), including, but not limited to those filing obligations that are triggered as a result of the consummation of the sale of the CLAD Shares pursuant to Sections 13 and 16 of the 1934 Act, together with filings required to be made by CLAD, under the control of Each Transferee, if applicable.

Section 2.02.   Representations and Warranties of Each Transferor.  Each Transferor represents and warrants to each Transferee as follows:

(a)           Each Transferor has all power and authority to execute, deliver and perform this Agreement.

(b)           This Agreement is the valid and binding obligation of each Transferor, enforceable against each Transferors in accordance with its terms.

(c)           Each Transferor is the record and beneficial owner of the CLAD Shares acquired by Each Transferee and the CLAD Shares exchanged pursuant to this agreement have not been assigned, pledged, sold, transferred or otherwise conveyed.

ARTICLE III

MISCELLANEOUS

Section 3.01.   Governing Law; Successors and Assigns.  This Agreement shall be governed and construed in accordance with the law of the State of New York and applicable federal law and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties

Section 3.02.  Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes and replaces any prior agreement or understanding between Each Transferee and Each Transferor with respect to the transfer of the CLAD Shares between Each Transferor and Each Transferee.

Section 3.03.  Headings.  The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

Section 3.04.  Counterparts.  This Agreement may be executed in any number of counterpart copies, all of which copies shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

TRANSFERORS

By
/s/ Chin Yung Kong
Chin Yung Kong

TRANSFEREES

/s/ Yong Huang
Yong Huang

/s/ Wenju Lv
Wenju Lv

/s/ Geng Chen
Geng Chen

Schedule A

Transferors	Total Number of Shares Transferred Out	Transferees	Total Number of Shares Acquired	Purchase Price USD Per Share
Chin Yung Kong	6,000,000	Yong Huang	2,000,000
		Wenju Lv	2,000,000
		Geng Chen	2,000,000